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                                                                   EXHIBIT 10.39

September 24, 2001


                      Re: Amendment of Employment Agreement

Dear Steve,

This letter agreement serves to further amend the Employment Agreement dated as of September 1, 2000, by and between you and PolyMedica Corporation (the "Company"), as amended by certain letter agreements dated as of December 14, 2000 and April 16, 2001 (together, the "Employment Agreement").

          Term of Employment. The Employment Period, as defined in Section 2 of the Employment Agreement, is extended to August 31, 2002.

If the foregoing is acceptable to you, please indicate your agreement by signing a copy of this letter agreement and returning it to the undersigned.

Very truly yours,

/s/ Steven J. Lee
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Steven J. Lee
Chairman and Chief
Executive Officer

ACCEPTED AND AGREED TO:

/s/ Stephen C. Farrell
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Stephen C. Farrell